Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 1, 2022, relating to the financial statements of Quantum-Si Incorporated included in the Registration Statement No. 333-257676 on Form S-1 of Quantum-Si Incorporated.

/s/ Deloitte & Touche LLP

New York, New York
March 11, 2022